Securities and Exchange Commission
			 Washington, D.C. 20549

				FORM S-8

	Registration Statement under the Securities Act of 1933

			TRIAD SYSTEMS CORPORATION
	(Exact name of registrant as specified in its charter)

	Delaware                                  94-2160013
	--------                                  ----------
(State or other jurisdiction of         (IRS employer identification no.)
incorporation or organization)

		3055 Triad Drive, Livermore, California 94550
		--------------------------------------------
	(Address of principal executive office, including zip code)

  Triad Systems Corporation Amended and Restated 1982 Stock Option Plan
  ---------------------------------------------------------------------
			(Full title of the plan)

			James R. Porter, President
			Triad Systems Corporation,
			   3055 Triad Drive
			Livermore, California 94550
			---------------------------
		 (Name and address of agent for service)

				(415) 449-0606
				--------------
	(Telephone number, including area code, of agent for service)

			Calculation of Registration Fee

Title of          Amount              Proposed maximum  Proposed maximum   Amount of
securities of     to be               offering price    aggregate          registration
the registered    registered          per unit          offering price     fee
- --------------    -------------       ----------------  ----------------   ------------
Common Stock      350,000 shares(1)   $5.875            $2,056,250         $710(2)

(1) This Registration Statement pertains to the registration of additional shares with respect to the Amended and Restated 1982 Stock Option Plan (the "1982 Stock Option Plan"). A total of 7,375,000 shares issuable under the 1982 Stock Option Plan has been registered previously under the Securities Act of 1933, as amended.

(2) In accordance with Rule 457(h), this calculation is made solely for the purpose of calculating the amount of the registration fee and is based upon a per share price of $5.875, the average of the high and low prices on May 12, 1996.
</END TABLE>


Part II    Information Required in the Registration Statement

	Registration of Additional Securities

	Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 350,000 shares under the Amended and Restated 1982 Stock Option Plan. Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of Registration No. 33-20239 into this Registration Statement.

	[Rest of page intentionally left blank]


				SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Livermore, State of California, on May 23, 1996.

					TRIAD SYSTEMS CORPORATION
					(Registrant)


					By /s/ JAMES R. PORTER
					       James R. Porter
					       President and
					   Chief Executive Officer

	Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature                            Title                            Date
- ---------                   ----------------------------          -----------

/S/ JAMES R. PORTER         President and Chief Executive         May 23, 1996
James R. Porter             Officer and Director
			    (Principal Executive Officer)

/S/ STANLEY F. MARQUIS      Vice President-Finance and Chief      May 23, 1996
Stanley F. Marquis          Financial Officer (Principal
			    Financial and Accounting Officer)

/S/ RICHARD C. BLUM         Director                              May 23, 1996
Richard C. Blum

/S/ HENRY M. GAY            Director                              May 23, 1996
Henry M. Gay

/S/ GEORGE O. HARMON        Director                              May 23, 1996
George O. Harmon

/S/ WILLIAM W. STEVENS      Director                              May 23, 1996
William W. Stevens

/S/ BRUCE M. BLANCO         Corporate Controller                  May 23, 1996
Bruce M. Blanco             (Principal Accounting Officer)


			      INDEX TO EXHIBITS

Exhibit
  No.                                                               Page No.

  4  Instruments Defining the Rights of Security Holders,
     Including Indentures.

     (a)  Restated Certificate of Incorporation of
	  Registrant filed July 8, 1993, is
	  incorporated by reference from Exhibit No. 3.1 in the Annual Report on Form 10-K for the Company's fiscal year ended September 30, 1993.

     (b) Amended and Restated Bylaws incorporated by reference from Exhibit 3.4 to the Company's
	  Registration Statement on Form S-4 (No. 33-53038).

     (c) Amended and Restated Rights Agreement dated as of December 6, 1993, is incorporated by reference from Exhibit 4.2 in the annual report on Form 10-K for the Company's fiscal year ended September 30, 1993.

5    Opinion re Legality                                                   5

24.1 Consent of Counsel (included in Exhibit 5)

24.2 Consent of Independent Accountants                                    6



								Exhibit 5

			     OPINION RE LEGALITY

				June 17, 1996



Triad Systems Corporation
3055 Triad Drive
Livermore, CA  94550

		     Registration Statement on Form S-8 for
	350,000 Amended and Restated 1982 Stock Option Plan Shares


Dear Sirs:

  We have acted as your counsel in connection with the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about May 23, 1996 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 350,000 additional shares (the "Shares") of Triad Systems Corporation Common Stock, no par value, authorized for issuance under the Amended and Restated 1982 Stock Option Plan (the "Plan"). As counsel in connection with this transaction, we have examined the proceedings taken, and we are familiar with the proceedings proposed to be taken, in connection with the issuance and sale of the Shares pursuant to the Plan.

  In our opinion, when issued and sold in the manner described in the Plan and pursuant to the option agreements under the Plan, the Shares will be legally issued, fully paid and nonassessable.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

					Very truly yours,

				McCUTCHEN, DOYLE, BROWN & ENERSEN, LLP


				By     /s/ WILLIAM J. NEWELL
					   William J. Newell
					A Partner in the Firm



								Exhibit 24.1

		    CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statement of Triad Systems Corporation on Form S-8 for the registration of 350,000 shares of its common stock authorized for issuance under the Amended and Restated 1982 Stock Option Plan of our report dated October 19, 1995, on our audits of the consolidated financial statements and financial statement schedules of Triad Systems Corporation as of September 30, 1995 and 1994, and for the years ended September 30, 1995, 1994 and 1993, which report is included (or incorporated by reference) in the Annual Report (Form 10-K) for 1995, filed with the Securities and Exchange Commission.



					      /s/ COOPERS & LYBRAND L.L.P.
						  Coopers & Lybrand L.L.P.
San Jose, California
June 17, 1996


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